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                                                                    EXHIBIT 21.2


List of Subsidiaries:

Name                                         State of Incorporation/Organization

Open Systems Group, Inc.                     Delaware

Sys-Tech, Inc. of Kansas                     Kansas

Symitar Systems, Inc.                        California

Jack Henry, L.L.C.                           Missouri

Jack Henry Services, L.P.                    Texas

Jack Henry Software/CommLink, L.P.           Texas

Jack Henry Systems, L.P.                     Texas